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                                 EXHIBIT 23.2


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                                                              Exhibit 23.2





The Board of Directors
New York Bancorp Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of New York Bancorp Inc., relating to New York Bancorp Inc.'s 1993 Long-Term Incentive Plan, of our report dated October 23, 1995, relating to the consolidated statements of financial condition of New York Bancorp Inc. and Subsidiary as of September 30, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1995, which report is incorporated by reference in the September 30, 1995 Form 10-K of New York Bancorp Inc. Our report refers to changes in accounting principles effective October 1, 1993 for certain debt and equity securities, income taxes and postretirement benefits other than pensions.


                                      /s/ KPMG Peat Marwick LLP


New York, New York
May 31, 1996